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                                                                   EXHIBIT 99.1


                                                            [LODGIAN, LOGO]
                                                            LODGIAN, INC.
                                                            3445 PEACHTREE ROAD
                                                            ATLANTA, GA 30326
                                                            NYSElgian.com
                                                            : LOD


AT LODGIAN, INC.                                      AT THE FINANCIAL RELATIONS BOARD/BSMG
Robert Cole                Thomas Eppich              Leslie Hunziker            Georganne Palffy
Chief Executive Officer    Chief Financial Officer    General Information        Analysts/Investors
rcole@lodgian.com          teppich@lodgian.com        lhunzike@frb.bsmg.com      gpalffy@frb.bsmg.com
(404) 365-3800             (404) 365-4469             (312) 640-6760             (312) 640-6768


FOR IMMEDIATE RELEASE
THURSDAY, SEPTEMBER 14, 2000


       LODGIAN RELEASES 1Q RESULTS, PROVIDES UPDATE FOR BALANCE OF 2000;
                          CLOSES SUNSTONE TRANSACTION

ATLANTA--SEPTEMBER 14, 2000--Lodgian, Inc., (NYSE: LOD), today released results for its first quarter ended March 31, 2000. It is the Company's intention to release second quarter 2000 financial statements on October 2, 2000.

SUMMARY OF FIRST QUARTER OPERATING RESULTS

Attached are the Company's unaudited consolidated balance sheets at March 31, 2000 and December 31, 1999, consolidated statement of operations and consolidated statement of cash flows for the three months ended March 31, 2000. Management believes these financial statements have been prepared in conformity with generally accepted accounting principles in the United States and will not materially change when the Company's auditors complete their review of the financial statements as required by SEC regulations.

The Company's first quarter performance reflects Lodgian's continued investment in improving the quality of its hotel assets through an aggressive program of renovation and repositioning. For the first three months of 2000, Lodgian incurred approximately $31.4 million in capital expenditures on its repositioning and renovation strategy. Approximately 55,000 total room nights were out of inventory during this period as upgrades and renovations were implemented. These capital expenditures, which were primarily funded by asset sales and the Company's revolving credit facility, equated to approximately 23% of the Company's first quarter total revenue.

Despite the significant impact from renovations, same-unit RevPAR was $44.96, an increase of 2.9% compared to first quarter 1999. Total revenue for the first quarter 2000 was $138.4 million, an increase of 1.9% compared to 1999, despite a decrease of five hotels in the owned portfolio. After adjusting for nearly $2.5 million of unusual expenses primarily related to nonrecurring professional fees and contracted labor, first quarter EBITDA was $28.4 million. In addition, Lodgian's working capital or current assets to current liabilities improved by approximately $8 million in the first quarter of 2000 compared to year-end 1999. The Company incurred a $.43 per share loss for the first quarter 2000. Included in this loss were the unusual expenses mentioned above, approximately $1 million in losses from asset dispositions as well as substantially higher interest and depreciation expenses compared to the first quarter 1999, even with fewer hotels in 2000. The Company's first quarter 2000 combined interest (including interest on the convertible redeemable preferred equity securities---CRESTS) and depreciation expenses were approximately $43 million compared to period ending March 31, 1999 when Lodgian reported approximately $36 million.

SUMMARY OF SECOND QUARTER REVENUES

Total revenues for the second quarter 2000 were approximately $161 million compared to $159.9 million in the second quarter 1999. Year-to-date through June 2000, Lodgian's total revenue was $299.5 million compared to $295.7 million in


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1999. Again, despite experiencing significant displacement as a result of on-going renovations, same-unit RevPAR increased 2.5% to $53.36 in the second quarter 2000 compared to second quarter 1999.

"As we anticipated, our investment in enhancing the quality of our portfolio and our strategy to de-lever our balance sheet through asset sales impacted our overall first half 2000 operating and financial performance compared to 1999. However, we are optimistic about the long-term impact and positive affect on the overall value of the portfolio as a result of our efforts, as we are already experiencing the benefits of these actions in the second half of 2000," said Robert S. Cole, chief executive officer.

FAVORABLE OPERATING FORECAST FOR BALANCE OF 2000

The Company's revenue trends continue to improve by the month. August's 6.8% increase in same-unit RevPAR marked the third consecutive month where Lodgian's RevPAR grew faster than the previous month. This follows July's 4.5% improvement in same-unit RevPAR compared to 1999. With the bulk of the Company's planned capital expenditures for 2000 now completed, and in view of the most recent actual results, management is still comfortable projecting that second half 2000 RevPAR will be up at least 5% over 1999 levels and total recurring EBITDA for the year 2000 will be up slightly over the $147 million Lodgian reported in 1999 - even after considering the negative impact to EBITDA from all of the asset sales completed year-to-date (for example, the Sunstone Hotel Investors transaction noted below is estimated to have a negative impact of approximately $5.5 million on 2000 EBITDA). In addition, management estimates that approximately 140,000 available room nights were lost during the first six months of 2000 due to renovations, thereby negatively impacting first half RevPAR results. However, these renovations are now paving the way for higher internal growth in the last half of 2000 as well as 2001 as evidenced by the actual results to date during the third quarter 2000.

SUNSTONE TRANSACTION CLOSES

On August 31st, Lodgian successfully completed the previously announced sale of 10 of the Company's hotels, located in Alaska, California, Idaho, New Mexico and Oregon to Sunstone Hotel Investors, LLC for $132 million in cash. Approximately $118 million of the net proceeds were used to pay down debt.

"As stated previously, this transaction is consistent with Lodgian's strategy of reducing debt by selling under-performing assets or assets that are in markets where new supply has impacted the business trends," said Cole. "The pricing of this deal reflects an attractive cash flow yield of eight times, which is a meaningful premium to the Company's 2000 EBITDA multiple implied by our current stock price."

In addition, the Company closed on the sale of the Holiday Inn Express in Ft. Pierce, Florida on September 7th. The net proceeds from this transaction were approximately $2.4 million and went directly to pay down debt. These transactions bring the number of hotels sold since the first quarter of 1999 to
26. The 16 hotel sales the Company has completed in 2000 have generated approximately $163 million in gross proceeds.

In terms of overall asset sales, the Company remains confident that it can meet the previously stated target of $300 million in debt reduction via asset sales by the end of 2001.

ABOUT LODGIAN

Lodgian, Inc. owns or manages a portfolio of 117 hotels with approximately 21,700 rooms in 32 states and Canada. The hotels are primarily full service, providing food and beverage service, as well as meeting facilities. Substantially all of Lodgian's hotels are affiliated with nationally recognized hospitality brands such as Holiday Inn, Crowne Plaza, Marriott, Sheraton, and Hilton.

Lodgian's common shares are listed on the New York Stock Exchange under the symbol "LOD". Lodgian is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

FORWARD-LOOKING STATEMENTS

Note: Statements in this press release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results. These risks include, among others, competition within the lodging and contract service industries; the relationship between supply and demand for hotel rooms; the effects of economic conditions; issues associated with the ongoing integration of the former Servico, Inc. and Impac Hotel Group, LLC; the acquisition and


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renovation of existing hotels and the development of new hotels; operating risks; the cyclical nature of the lodging industry; risks associated with the dependence on franchisers of the Company's lodging properties; and the availability of capital to finance planned growth, as described in the Company's filings with the Securities and Exchange Commission.

              FOR MORE INFORMATION ON LODGIAN TOLL-FREE VIA FAX,
    DIAL 1-800-PRO-INFO (1-800-776-4636), FOLLOW THE VOICE MENU PROMPTS AND
                     ENTER THE COMPANY TICKER LOD (OR 563)
        OR VISIT THE LODGIAN PAGE ON THE FRB WEB SITE AT WWW.FRBINC.COM

                        VISIT LODGIAN AT WWW.LODGIAN.COM